As filed with the Securities and Exchange Commission on June 14, 2004

Registration Number 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MAYTAG CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	42-0401785
(State of incorporation)	(I.R.S. Employer Identification Number)

403 West Fourth Street North

Newton, Iowa 50208

(Address of principal executive offices)

MAYTAG CORPORATION

EMPLOYEE DISCOUNT STOCK PURCHASE PLAN

(Full title of the plan)

Roger K. Scholten

Senior Vice President and General Counsel

Maytag Corporation

403 West Fourth Street North

Newton, Iowa 50208

(641) 792-7000

(Name, address and telephone number of agent for service)

Calculation of Registration Fee

Title of Securities to be registered	Amount to be registered	Proposed maximum offering price per share (1)	Proposed maximum aggregate offering price (1)	Amount of Registration fee
Common Stock, par value $1.25, including Preferred Stock Purchase Rights (2)	400,000 shares	$23.87	$9,548,000	$1,209.73

(1)	Estimated pursuant to Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee and based upon the average of the high and low prices of the Registrant’s Common Stock as reported on the New York Stock Exchange on June 10, 2004.

(2)	Prior to the occurrence of certain events, the Preferred Stock Purchase Rights will not be evidenced separately from the Common Stock.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 400,000 shares of the Registrant’s Common Stock to be issued pursuant to the Registrant’s amended and restated Employee Discount Stock Purchase Plan (the “Plan”). In accordance with Section E of the General Instructions to Form S-8, the Registration Statement on Form S-8 previously filed with the Commission relating to the Plan (File No. 333-102001) is incorporated by reference herein.

Part II - Information Required in the Registration Statement

Item 8.	Exhibits

Exhibit	Description

4.1	Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3(a) to the Company’s Annual Report on Form 10-K for the year ended December 31, 1993 (File No. 001-00655)).

4.2	Certificate of Amendment of Restated Certificate of Incorporation (incorporated by reference to Exhibit 3 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2003 (File No. 001-00655)).

4.3	Certificate of Designations of Series A Junior Participating Preferred Stock of the Company (incorporated by reference to Exhibit 3(b) to the Company’s Annual Report on Form 10-K for the year ended December 31, 1988 (File No. 001-00655)).

4.4	Certificate of Increase of Authorized Number of Shares of Series A Junior Participating Preferred Stock of the Company (incorporated by reference to Exhibit 3(c) to the Company’s Annual Report on Form 10-K for the year ended December 31, 1988 (File No. 001-00655)).

4.5	Certificate of Amendment to Certificate of Designations of Series A Junior Participating Preferred Stock of the Company (incorporated by reference to Exhibit 3(d) to the Company’s Annual Report on Form 10-K for the year ended December 31, 1997 (File No. 001-00655)).

4.6	By-Laws of the Company, as amended through February 10, 2000 (incorporated by reference to Exhibit 3 to the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2000 (File No. 001-00655)).

4.7	Rights Agreement dated as of February 12, 1998 between the Company and Harris Trust and Savings Bank, as Rights Agent (incorporated by reference to Exhibit 1 to the Company’s Registration Statement on Form 8-A dated February 13, 1998 (File No. 001-00655)).

4.8	Letter to Shareholders dated February 12, 1998 relating to the adoption of a shareholders rights plan with attachments (incorporated by reference to Exhibit 1 to the Company’s Current Report on Form 8-K dated February 12, 1998 (File No. 001-00655)).

*5.1	Opinion of Faegre & Benson LLC.

*23	Consent of Independent Registered Public Accounting Firm.

*24	Powers of Attorney.

99.1	Maytag Employee Discount Stock Purchase Plan (incorporated by reference to Appendix A to the Company’s definitive Proxy Statement for the 2004 Annual Meeting of Stockholders on Form 14A (File No. 001-00655)).

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newton, State of Iowa, on June 14, 2004.

MAYTAG CORPORATION

By:	/s/ RALPH F. HAKE
Ralph F. Hake Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 14, 2004.

Name and Signature	Title

/s/ RALPH F. HAKE Ralph F. Hake	Chairman, Chief Executive Officer, and Director (Principal Executive Officer)

/s/ GEORGE C. MOORE George C. Moore	Executive Vice President & Chief Financial Officer (Principal Financial and Accounting Officer)

* Barbara R. Allen	Director

* Howard L. Clark, Jr.	Director

* Lester Crown	Director

* Wayland R. Hicks	Director

* William T. Kerr	Director

Name and Signature	Title

* James A. McCaslin	Director

* Bernard G. Rethore	Director

* W. Ann Reynolds	Director

* Neele E. Stearns, Jr.	Director

* Fred G. Steingraber	Director

*	Patricia J. Martin, by signing her name hereto, does hereby sign this document on behalf of each of the above-named directors of the Registrant pursuant to power of attorney duly executed by such persons.

By:	/s/ PATRICIA J. MARTIN
Patricia J. Martin Attorney-in-Fact

EXHIBIT INDEX

Exhibit	Description

4.1	Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3(a) to the Company’s Annual Report on Form 10-K for the year ended December 31, 1993 (File No. 001-00655)).

4.2	Certificate of Amendment of Restated Certificate of Incorporation (incorporated by reference to Exhibit 3 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2003 (File No. 001-00655)).

4.3	Certificate of Designations of Series A Junior Participating Preferred Stock of the Company (incorporated by reference to Exhibit 3(b) to the Company’s Annual Report on Form 10-K for the year ended December 31, 1988 (File No. 001-00655)).

4.4	Certificate of Increase of Authorized Number of Shares of Series A Junior Participating Preferred Stock of the Company (incorporated by reference to Exhibit 3(c) to the Company’s Annual Report on Form 10-K for the year ended December 31, 1988 (File No. 001-00655)).

4.5	Certificate of Amendment to Certificate of Designations of Series A Junior Participating Preferred Stock of the Company (incorporated by reference to Exhibit 3(d) to the Company’s Annual Report on Form 10-K for the year ended December 31, 1997 (File No. 001-00655)).

4.6	By-Laws of the Company, as amended through February 10, 2000 (incorporated by reference to Exhibit 3 to the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2000 (File No. 001-00655)).

4.7	Rights Agreement dated as of February 12, 1998 between the Company and Harris Trust and Savings Bank, as Rights Agent (incorporated by reference to Exhibit 1 to the Company’s Registration Statement on Form 8-A dated February 13, 1998 (File No. 001-00655)).

4.8	Letter to Shareholders dated February 12, 1998 relating to the adoption of a shareholders rights plan with attachments (incorporated by reference to Exhibit 1 to the Company’s Current Report on Form 8-K dated February 12, 1998 (File No. 001-00655)).

*5.1	Opinion of Faegre & Benson LLC.

*23	Consent of Independent Registered Public Accounting Firm.

*24	Powers of Attorney.

99.1	Maytag Employee Discount Stock Purchase Plan (incorporated by reference to Appendix A to the Company’s definitive Proxy Statement for the 2004 Annual Meeting of Stockholders on Form 14A (File No. 001-00655)).

*	Filed herewith